Exhibit 10.5

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 29, 2012 by and among Idle Media, Inc., a Nevada corporation (“Purchaser”), and the shareholders of Purchaser named on the signature pages hereto (each, a “Seller” and, collectively, “Sellers”). Purchaser and Sellers are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, Purchaser desires to purchase an aggregate of [4,000,000] shares of common stock, par value $0.001 per share (the “Shares”), of Purchaser owned by Sellers;

WHEREAS, the number of Shares which are owned of record by each Seller and being sold pursuant hereto (the “Record Shares”) and the number of Shares which are owned beneficially by each Seller and being sold pursuant hereto (the “Street Name Shares” and, together with the Record Shares, the “Purchased Shares”) are set forth on each Seller's signature page hereto;

WHEREAS, each Seller desires to sell its Purchased Shares to Purchaser, and Purchaser desires to purchase such Purchased Shares from each Seller, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1          Purchase and Sale of Shares. Concurrently with each Seller's receipt of its Closing Amount (as defined herein) at the Closing (as defined herein), such Seller shall sell, assign, convey, transfer and deliver such Seller's Purchased Shares to Purchaser, and Purchaser shall purchase and accept such Purchased Shares from such Seller, free and clear of all Encumbrances (as defined herein).

1.2           Purchase Price. The purchase price for the Purchased Shares shall be $0.05 per Share (the “Purchase Price”). The aggregate purchase price for each Seller's Record Shares (the “Record Shares Amount”), the aggregate purchase price for each Seller's Street Name Shares (the “Street Name Shares Amount”) and the aggregate purchase price for each Seller's Purchased Shares, being the sum of each Seller's Record Shares Amount and Street Name Shares Amount (the “Closing Amount”), are set forth on such Seller's signature page hereto.

1.3           Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Shares (the “Closing”) will take place at the offices of Olshan Frome Wolosky LLP and shall be deemed to have taken place simultaneously with the execution and delivery of this Agreement (the “Closing Date”).

1.4           Delivery of Closing Amount and Purchased Shares.

(a)        Concurrently with the execution of this Agreement, each Seller shall deliver to Purchaser a certificate representing its Record Shares, duly endorsed in blank or accompanied by a duly executed stock power, and Purchaser shall pay to each Seller the Record Shares Amount payable to such Seller by check or wire transfer of immediately available funds to an account designated in writing by such Seller.

(b)        Concurrently with the execution of this Agreement, Purchaser's payment of the Street Name Shares Amount to each Seller, and each Seller's delivery of its Street Name Shares to Purchaser, shall be effected by way of a simultaneous and automated “delivery versus payment” transaction executed by [___________________] (“[___]”) on behalf of Sellers and by [___________________] (“[___]”) on behalf of Purchaser. Sellers shall provide [___], and Purchaser shall provide [___], with the instructions necessary to allow [___] and [___] to execute such transaction in accordance with the terms hereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

2.1           Ownership of Purchased Shares. Each Seller is the sole owner of its Purchased Shares and each Seller's Purchased Shares are validly issued, fully paid and non-assessable. Each Seller's title to its Purchased Shares is free and clear of all restrictions on transfer or other restrictions, adverse claims, liens, security interests, charges, encumbrances, pledges, options, warrants, purchase rights, contracts, commitments and demands of any nature (collectively, “Encumbrances”). Purchaser will acquire good, valid and marketable title to each Seller's Purchased Shares, free and clear of all Encumbrances. No Seller is a party to any voting agreement, voting trust, proxy, power of attorney or other understanding or arrangement with respect to the voting or disposition of its Purchased Shares. There are no actions, suits, proceedings or claims pending or, to the knowledge of any Seller, threatened with respect to or in any manner affecting the ownership by any Seller of any of its Purchased Shares or the sale of any of its Purchased Shares to Purchaser.

2.2           Authority; Enforceability. Each Seller has all requisite right, power and authority to execute and deliver this Agreement, to consummate the purchase and sale of its Purchased Shares and the other transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by each Seller and the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of each Seller. This Agreement constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application (collectively, “Creditors' Rights”)).

2.3           No Violations. The execution and delivery of this Agreement by each Seller do not and will not, and the performance and compliance with the terms and conditions hereof by each Seller and the consummation of the transactions contemplated hereby by each Seller do not and will not, (i) violate or conflict with the certificate of incorporation, articles of incorporation or association, by-laws, limited liability company agreement, limited partnership agreement or other agreement that establishes the legal personality of a Person or affects the rights of any equity holders therein (collectively, the “Charter Documents”) of any Seller, (ii) violate any statute, law, rule, regulation, judgment, order or decree applicable to any Seller or any of its properties, (iii) require any consent, advance notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of any obligation under, create in any party the right to accelerate, terminate or modify in any manner, or give rise to any new or additional obligation under, any material agreement or instrument to which any Seller is a party or by which any Seller or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality, other than required filings with the Securities and Exchange Commission (“SEC Filings”). For purposes of this Agreement, the term “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

2.4          Access to Information. Each Seller acknowledges that it has had sufficient opportunity to obtain information regarding the business, operations, condition (financial and otherwise) and prospects of Purchaser in connection with its decision to sell, and to evaluate the decision to sell, its Purchased Shares at the price, for the consideration and on the terms and conditions set forth in this Agreement. Each Seller has had an opportunity to ask questions of and receive satisfactory answers from Purchaser and representatives of Purchaser concerning the decision to sell its Purchased Shares at the price, for the consideration and on the terms and conditions set forth in this Agreement. Each Seller believes that it has received all the information it considers necessary or appropriate for deciding whether to sell the Purchased Shares.

2.5         Reliance. Each Seller is fully aware that, in agreeing to purchase the Purchased Shares from each Seller, Purchaser is relying upon the truth and accuracy of each Seller's representations and warranties set forth herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Sellers that:

3.1           Authority; Enforceability. Purchaser has all requisite power and authority to execute and deliver this Agreement, to consummate the purchase and sale of the Purchased Shares and the other transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as may be limited by Creditors' Rights.

3.2           No Violations. The execution and delivery of this Agreement by Purchaser does not and will not, and the performance and compliance with the terms and conditions hereof by Purchaser and the consummation of the transactions contemplated hereby by Purchaser do not and will not, (i) violate or conflict with the Charter Documents of Purchaser, (ii) violate any statute, law, rule, regulation, judgment, order or decree applicable to Purchaser or any of its properties, (iii) require any consent, advance notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, result in acceleration of any obligation under, create in any party the right to accelerate, terminate or modify in any manner, or give rise to any new or additional obligation under, any material agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality, other than required SEC Filings.

3.3         Reliance. Purchaser is fully aware that, in agreeing to sell the Purchased Shares to Purchaser, Sellers are relying upon the truth and accuracy of Purchaser's representations and warranties set forth herein.

ARTICLE IV
COVENANTS AND OTHER AGREEMENTS

4.1           Transaction Costs. Each Party hereto shall pay its own expenses incident to this Agreement and in performing its obligations hereunder.

4.2         Further Assurances. Purchaser and Sellers agree to execute and deliver promptly such other documents, certificates, agreements, instruments, and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be necessary or desirable in order to effect more fully the purchase and sale of the Purchased Shares and the other transactions contemplated hereby.

4.3      Public Announcements; Confidentiality. No Party shall disclose to any Person, either directly or indirectly, this Agreement, the transactions contemplated hereby, or the terms and conditions of each of the foregoing, without the prior written consent of the non-disclosing Party; provided, that each Party may disclose, without notice to or consent of the other Party, any information required to be disclosed by that Party in any required SEC Filing.

ARTICLE V
INDEMNIFICATION

5.1        Sellers. Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys' fees and expenses and court costs) suffered by Purchaser and resulting from or arising in connection with any false or incorrect representation or warranty made by any Seller herein, or the breach by any Seller of any of its covenants or agreements hereunder.

5.2       Purchaser. Purchaser shall indemnify, defend and hold harmless Sellers from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys' fees and expenses and court costs) suffered by Sellers and resulting from or arising in connection with any false or incorrect representation or warranty made by Purchaser herein, or the breach by Purchaser of any of its covenants or agreements hereunder.

5.3           Survival. The obligations of Sellers and Purchaser under this Article V shall survive any termination of this Agreement.

ARTICLE VI
GENERAL

6.1           Successors and Assigns.

(a)        All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement.

(b)        No Party will assign or delegate its rights or obligations hereunder without the prior written consent of the other Party.

6.2         Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations made or undertaken by each Party in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the Closing Date.

6.3           Amendments. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchaser and Sellers or, in the case of a waiver, by or on behalf of Purchaser (if Purchaser is waiving compliance) or Sellers (if Sellers are waiving compliance). The failure of any Party at any time or times to require performance of any provision hereof will in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

6.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested), sent by facsimile or sent by Federal Express or other recognized overnight courier to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to any Seller, to its address set forth on its signature page hereto:

If to Purchaser, to:

216 S. Centre Avenue

Leesport, Pennsylvania 19533

Attention: Raphael P. Haddock
Facsimile: [____________]

with a copy to:

Olshan Frome Wolosky LLP

Park Avenue Tower
65 East 55th Street

New York, New York 10022
Attention: Michael R. Neidell

Facsimile: (212) 451-2222

Any of the above addresses may be changed at any time by notice given as provided above; provided, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if transmitted by facsimile, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier. For purposes of this Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized or required by law to be closed.

6.5         Entire Agreement. This Agreement and the agreements and documents to be executed pursuant to this Agreement constitute the entire agreement among the Parties as of the Closing Date and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

6.6           Governing Law: Venue. This Agreement and all claims arising out of or relating to this Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles. Each Party to this Agreement, with respect to any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement, (i) irrevocably and unconditionally submits to the personal jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan and the courts of the State of New York located in the County of New York, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in any such court, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any other court. The Parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4, or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

6.7      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

6.8         Severability. If any provision of this Agreement should be adjudged by a court of competent jurisdiction to be invalid or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or validity of this Agreement as a whole.

6.9           Counterparts: Facsimile and Email Signatures. This Agreement may be executed in any number of counterparts, which shall, collectively, constitute one agreement, and may be executed by facsimile or email pdf transmission of an executed counterpart of or signature page to this Agreement and any facsimile, email pdf or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

6.10         Remedies. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, will be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

IDLE MEDIA, INC.

By:	/s/ Raphael Haddock
Name:	Raphael Haddock
Title:	COO/CFO

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Name of Shareholder: Monteveide LP

By:	/s/ Shahean Talebreza
Name:	Shahean Talebreza
Title:	Partner

Address: [STREET]
Address: Las Vegas, NV 89121
Attention:
Facsimile:

Record Shares:	4,000,000	x $0.05 = $ 200,000	Record Shares Amount
Street Name Shares:		x $0.05 = $	Street Name Shares Amount
Purchased Shares:	4,000,000	x $0.05 = $ 200,000	Closing Amount